SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2005 (October 21, 2005)

Knight Capital Group, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

545 Washington Boulevard, Jersey City NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information, including Exhibit 99.1, is furnished under Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 24, 2005, the Registrant issued a press release announcing that it had completed its acquisition of the business of the ATTAIN ECN from Domestic Securities, Inc., a privately held company, and certain of its shareholders, in a cash transaction, following the close of business on October 21, 2005. The Registrant previously announced its agreement to purchase the business of the ATTAIN ECN on May 4, 2005.

The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements

Not Required

(b)	Pro forma Financial Information

Not Required

(c)	Exhibit 99.1 - Press Release of Knight Capital Group, Inc. issued on October 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Dated: October 24, 2005	By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Knight Capital Group, Inc. issued on October 24, 2005.